Exhibit 10.3
Execution Copy
AMENDMENT NO. 1
TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 1 dated as of July 15, 2014 (this “Amendment”) is made to the Amended and Restated Credit Agreement dated as of May 21, 2013 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”) among CENTENE CORPORATION (the “Company”), the financial institutions from time to time party thereto (the “Lenders”) and BARCLAYS BANK PLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
WHEREAS, the Company, each Lender party hereto and the Administrative Agent wish to amend, in certain respects, the Credit Agreement as described herein;
NOW, THEREFORE, in consideration of the premises and the mutual covenants and provisions hereinafter contained, the parties hereto hereby agree as follows:
Section 1. Definitions.     Capitalized terms used in this Amendment and not otherwise defined are used herein as defined in the Credit Agreement.
Section 2.     Amendments to the Credit Agreement.     Effective as of the Amendment Effective Date (as defined in Section 5), the Credit Agreement shall be amended as follows:
(a)     Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:
“Agreement Currency” – see Section 15.23.
“Alternative Currency” means (a) Canadian Dollar, Euro and Sterling and (b) each currency (other than Dollar and any currency described in clause (a)) approved in writing by the Lenders and the Issuing Lenders.
“Canadian Dollar” or “C$” shall mean the lawful money of Canada.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollar, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollar as determined by the Administrative Agent or the Issuing Lender, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollar with such Alternative Currency.
“Euro” and “€” mean the single currency of the Participating Member States.
“Judgment Currency” – see Section 15.23.

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Revaluation Date” means, with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (a) each date of issuance of such Letter of Credit, (b) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (c) each date of any payment by any Issuing Lender under any such Letter of Credit, and (d) such additional dates as the Administrative Agent or an Issuing Lender shall determine or the Required Lenders shall require.
“Spot Rate” for a currency means the rate determined by the Administrative Agent or an Issuing Lender, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 10:00 A.M. New York City time on the date as of which the foreign exchange computation is made; provided that the Administrative Agent or an Issuing Lender may obtain such spot rate from another financial institution designated by the Administrative Agent or an Issuing Lender if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.
“Sterling” and “£” mean the lawful currency of the United Kingdom.
(b)      Section 1.1 of the Credit Agreement is hereby amended by restating in its entirety each of the following definitions therein to read as set forth below for such definition:
“Cash Collateralize” means to deliver cash collateral to Administrative Agent, to be held as cash collateral for outstanding Letters of Credit (in the case of a Letter of Credit denominated in an Alternative Currency, in an amount equal to 103% of the Dollar Equivalent of the Stated Amount of such Letter of Credit), pursuant to documentation satisfactory to Administrative Agent and the applicable Issuing Lenders. Derivatives of such term have corresponding meanings.
“Letter of Credit Sublimit” means, with respect to each Issuing Lender (a) the amount set forth opposite such Issuing Lender’s name below:

Issuing Lender	Letter of Credit Sublimit

Wells Fargo Bank,	$50,000,000
National Association

Barclays	$50,000,000

SunTrust Bank	$50,000,000

or (b) in the case of any other Issuing Lender, such amount as may be agreed among such Issuing Lender, the Company and Administrative Agent.
(c)     Section 1.2 of the Credit Agreement is hereby amended by adding the following new sub-section 1.2.8 at the end thereof:
“1.2.8 Unless otherwise specified herein, each reference herein to “Stated Amount”, “stated amount”, “undrawn amount”, “face amount”, “aggregate amount”, or any other amount of any Letter of Credit shall be deemed to mean and be a reference to the Dollar Equivalent of the Stated Amount, stated amount, undrawn amount, face amount or such other amount of such Letter of Credit. For the avoidance of doubt, for purposes of calculating any fee set forth in Section 5.1, 5.2(a) or 5.2(b), the Stated Amount, the undrawn amount and the face amount of each Letter of Credit shall be the Dollar Equivalent of the Stated Amount, the undrawn amount and the face amount of such Letter of Credit. Without limiting the foregoing, for all purposes herein, including, without limitation, the purposes of Sections 2.3.2, 2.3.3 and 2.3.4, the reimbursement for any payment or disbursement made by an Issuing Lender in an Alternative Currency in respect of any Letter of Credit shall be made in the same Alternative Currency or, in the event such Issuing Lender shall agree, in the Dollar Equivalent thereof as of the time of such reimbursement that is sufficient to reimburse such Issuing Lender in full for such payment or disbursement. The Administrative Agent or each applicable Issuing Lender, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Revolving Outstandings. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.”
(d)     Section 2.1.3 of the Credit Agreement is hereby amended by restating in its entirety clause (a) in the first proviso therein to read as follows:
“(a) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $150,000,000,”
(e) Section 2.1.3 of the Credit Agreement is hereby amended by restating in its entirety clause (d) in the first proviso therein to read as follows:
“(d) each Letter of Credit shall be denominated in Dollar or an Alternative Currency,”
(f) Section 6.2.2 of the Credit Agreement is hereby amended by restating in its entirety to read as follows:
“6.2.2 Mandatory Prepayments. If on any day (a) the Commitment is reduced pursuant to Section 6.1.2 or (b) due to fluctuations in currency exchange rates or any other reason, the Dollar Equivalent of the Revolving Outstandings exceeds the Commitment, the Company shall immediately prepay Revolving Loans or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.”
(g)     Section 6.4 of the Credit Agreement is hereby amended by adding at the end thereof the following new clause (c):

“(c) On or prior to the Termination Date, the Borrower shall terminate, Cash Collateralize or make such other arrangement as each applicable Issuing Lender shall reasonably agree with respect to each Letter of Credit that otherwise would remain outstanding as of the Termination Date.”
(h)     Section 15 of the Credit Agreement is hereby amended by inserting at the end thereof the following new Section 15.23:
“15.23 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent, a Lender or an Issuing Lender, as applicable, could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Company in respect of any such sum due from it to the Administrative Agent or any Lender or Issuing Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender or Issuing Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender or Issuing Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender or Issuing Lender from the Company in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender or Issuing Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender or Issuing Lender in such currency, the Administrative Agent or such Lender or Issuing Lender, as the case may be, agrees to return the amount of any excess to the Company.”
Section 3.     Representations and Warranties. The Company hereby represents and warrants to each Lender and the Administrative Agent that:
(a)     The execution, delivery and performance by the Company of this Amendment is within the Company’s corporate powers and has been duly authorized by all necessary corporate and, if required, stockholder action. This Amendment has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law.
(b)     No consent or approval of any Governmental Authority or any other Person is required for the Company to execute, deliver and perform this Amendment.

(c)     Each of the representations and warranties made by the Company or any Loan Party in the Credit Agreement, any Loan Document or any certificate furnished at any time under or in connection with the Credit Agreement, as applicable, are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality, in all respects) on and as of the Amendment Effective Date as if made on and as of such date (except for those which expressly relate to an earlier date which shall be true as of such earlier date).
(d)     No Unmatured Event of Default or Event of Default has occurred and is continuing on the Amendment Effective Date.
Section 4.     Confirmation of Loan Documents. The Company confirms and ratifies all of its obligations under the Credit Agreement and the obligations of itself and each Loan Party under each Loan Document to which it is a party.
Section 5.     Conditions Precedent to Effectiveness. This Amendment shall become effective as of the date (the “Amendment Effective Date”) on which each of the following conditions precedent shall have first been satisfied:
(a) Amendment.     The Administrative Agent shall have received counterparts of this Amendment duly executed by the Company, the Required Lenders and the Administrative Agent.
(b) Representations and Warranties. Each of the representations and warranties made by the Company or any Loan Party in the Credit Agreement, any Loan Document or any certificate furnished at any time under or in connection with the Credit Agreement, as applicable, shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality, in all respects) on and as of the Amendment Effective Date as if made on and as of such date (except for those which expressly relate to an earlier date which shall be true as of such earlier date).
(c) No Event of Default.    No Unmatured Event of Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date.
Section 6. Effect of Amendment.     Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” and “this Credit Agreement” (and indirect references such as “hereunder,” “hereby,” “herein,” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby. This Amendment is deemed to be a “Loan Document” for the purposes of the Credit Agreement.
Section 7. Miscellaneous.     The jurisdiction and waiver of right to trial by jury provisions in Sections 15.18 and 15.19 of the Credit Agreement are incorporated herein by reference mutatis mutandis. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission (including “.pdf”, “.tif” or similar format) shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to by duly executed as of the date first above written:

BORROWER:

CENTENE CORPORATION

By: /s/ WILLIAM N. SCHEFFEL
Name: William N. Scheffel
Title: EVP and CFO

BARCLAYS BANK PLC,
As Administrative Agent and Lender

By: /s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Vice President

LENDERS:

REGIONS BANK

By: /s/ Peter D. Little
Name: Peter D. Little
Title: Vice President

LENDERS:

SunTrust Bank

By: /s/ Mary E. Coke
Name: Mary E. Cokie
Title: Vice President

LENDERS:

WellsFargo Bank, N.A.

By: /s/ Matthew Olson
Name: Matthew Olson
Title: Vice President

LENDERS:

MUFG Union Bank, N.A.

By: /s/ Teuta Ghilaga
Name: Teuta Ghilaga
Title: Director

LENDER:

FIFTH THIRD BANK, an Ohio Banking Corporation

By: /s/ Nathaniel E. Sher
Name: Nathaniel E. Sher
Title: Vice President

LENDERS:

U.S. Bank National Association

By: /s/ Joseph M. Schnorr
Name: Joseph M. Schnorr
Title: Senior Vice President